Exhibit 99.2
IREN Announces Proposed Offering of Ordinary Shares to Fund the Repurchase of Convertible Notes

NEW YORK, December 1, 2025 (GLOBE NEWSWIRE) – IREN Limited (NASDAQ: IREN) (“IREN”) today announced its intention to commence a registered direct offering of ordinary shares (the “Offering”) to a limited number of purchasers. The Offering is being made pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The aggregate gross proceeds from the Offering are expected to approximate the aggregate cash consideration payable in connection with the Repurchase. In conjunction with any Repurchase of the Existing 2029 Convertible Notes (initial conversion price of $13.64) and Existing 2030 Convertible Notes (initial conversion price of $16.81), the principal amount of debt outstanding under the Existing Convertible Notes will be reduced accordingly and will be extinguished and, accordingly, will no longer be convertible into IREN’s ordinary shares, prior to maturity or otherwise.  The Offering is subject to market and other conditions, and there can be no assurance as to whether or when the Offering may be completed, if at all, or as to the actual size or terms of the Offering.

Concurrently with the pricing of the Offering, IREN expects to enter into one or more separate, privately negotiated transactions with a limited number of holders of IREN’s outstanding 3.25% convertible senior notes due 2030 with an initial conversion price of approximately $16.81 per ordinary share (the “Existing 2030 Convertible Notes”) and 3.50% convertible senior notes due 2029 with an initial conversion price of approximately  $13.64 per ordinary share (the “Existing 2029 Convertible Notes” and, together with the Existing 2030 Convertible Notes, the “Existing Convertible Notes”) to repurchase a portion of the Existing 2030 Convertible Notes and a portion of the Existing 2029 Convertible Notes for cash and in an aggregate amount expected to approximate the size of the Offering (the “Repurchase”), in each case, subject to market and other conditions. The terms of each Repurchase will depend on a variety of factors, including the market price of IREN’s ordinary shares and the trading price of the Existing Convertible Notes at the time of such Repurchase, and the Repurchase will be subject to closing conditions that may not be satisfied. No assurance can be given as to how many, if any, of the Existing Convertible Notes will be repurchased or the terms on which they will be repurchased. In addition, following the completion of the Offering, IREN may repurchase additional Existing Convertible Notes.

IREN also announced today its intention to offer, in a separate, private offering to persons reasonably believed to be qualified institutional buyers, subject to market and other conditions, $1 billion aggregate principal amount of convertible senior notes due 2032 (the “2032 Notes”) and $1 billion aggregate principal amount of convertible senior notes due 2033 (the “2033 Notes” and, together with the 2032 Notes, the “Concurrent Notes”), plus up to an additional $150 million aggregate principal amount of 2032 Notes and up to an additional $150 million aggregate principal amount of 2033 Notes that the initial purchasers of the concurrent offering have the options to purchase from IREN (the “Concurrent Offering”).

IREN expects to use the net proceeds from the Offering, together with the net proceeds from the Concurrent Offering, if it is consummated, (i) to fund the cost of entering into the capped call transactions that IREN expects to enter into in connection with the pricing of the Concurrent Notes, (ii) to repurchase a portion of the Existing Convertible Notes for cash and in an aggregate amount expected to approximate the size of the Offering and (iii) for general corporate purposes and working capital. If the initial purchasers of the Concurrent Offering exercise their options to purchase additional Concurrent Notes, IREN intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions in connection with such additional Concurrent Notes.

The completion of the Offering is not contingent on the completion of the Concurrent Offering or the Repurchase, and the completion of the Concurrent Offering is not contingent on the completion of the Offering or the Repurchase.

Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as placement agents for the Offering.

IREN is conducting the Offering pursuant to an effective shelf registration statement, including a base prospectus, under the Securities Act of 1933, as amended. The Offering is being made only by means of a separate prospectus supplement and the accompanying prospectus. Copies of the preliminary prospectus supplement and accompanying prospectus relating to the Offering may be obtained by contacting Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by telephone at 1-800-831-9146; Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com; or J.P. Morgan Securities LLC, Attention: c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by emailing prospectus-eq_fi@jpmchase.com or postsalemanualrequests@broadridge.com. Before you invest in the Offering, you should read the applicable prospectus supplement relating to the Offering and accompanying prospectus, the registration statement and the other documents that IREN has filed with the Securities and Exchange Commission as incorporated by reference therein, for more complete information about IREN and the Offering. Investors may obtain these documents for free by visiting the SEC’s website at www.sec.gov.
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This press release shall not constitute an offer to sell, or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release also shall not constitute an offer to purchase or a solicitation of an offer to sell the Existing Convertible Notes.

About IREN

IREN is a leading AI Cloud Service Provider, delivering large-scale GPU clusters for AI training and inference. IREN’s vertically integrated platform is underpinned by its expansive portfolio of grid-connected land and data centers in renewable-rich regions across the U.S. and Canada.
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Contacts

Investors
ir@iren.com

Media
media@iren.com
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Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the anticipated terms of the Concurrent Notes being offered, the completion, timing and size of the proposed Offering, the Concurrent Offering and the Repurchase and the intended use of the proceeds. Forward-looking statements represent IREN’s current expectations, beliefs, and projections regarding future events and are subject to known and unknown uncertainties, risks, assumptions and contingencies, many of which are outside IREN’s control and that could cause actual results to differ materially from those described in or implied by the forward-looking statements. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of IREN’s ordinary shares and risks relating to IREN’s business, including those described in periodic reports that IREN files from time to time with the SEC. IREN may not consummate the proposed Offering described in this press release and, if the proposed Offering is consummated, cannot provide any assurances regarding the final terms of the offering, the Concurrent Offering or the Repurchase or its ability to effectively apply the net proceeds after funding the cost of entering into the capped call transactions as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and IREN does not undertake any obligation to update the forward-looking statements included in this press release for subsequent developments, except as may be required by law. For a further discussion of factors that could cause IREN’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in IREN’s Annual Report on Form 10-K for the year ended June 30, 2025 and other risks described in documents filed by IREN from time to time with the Securities and Exchange Commission.

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